EXHIBIT 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
THE CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S. C. SECTION 1350

In connection with the Quarterly Report of Mediscience Technology Corp., (the Company) on Form 10-Q for the quarter ended May 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Peter Katevatis, Chairman of the Board and Chief Executive Officer of the Company, and I, Frank D. Benick, Chief Financial Officer of the Company, certify that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) of 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 18, 2008	/s/ Peter Katevatis
Peter Katevatis
Chairman of the Board and Chief Executive Officer

July 18, 2008	/s/ Frank D. Benick
Frank D. Benick
Chief Financial Officer

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release Nos. 34-47551 and 34-47986 and shall not be considered Afiled@ as part of this 10-Q.

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.